                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 File No. 33-65189, No. 333-03291, No. 333-15665, No. 333-53151 and No.
333-63051) pertaining to the various employee and director stock option plans and agreements of CT Holdings, Inc. of our report dated March 28, 2002, with respect to the financial statements of CT Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.


                                                /s/ King Griffin & Adamson P.C.

Dallas, Texas
April 15, 2002


                                  End of Filing